Exhibit 10.6

EXECUTION VERSION

FIFTH AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Fifth Amendment”), dated as of June 29, 2009, is by and among HECLA MINING COMPANY, a Delaware corporation (the “Borrower”) and each of the banks and other financial institutions identified as Lenders on the signature pages hereto (the “Lenders”).

W I T N E S S E T H:

WHEREAS, pursuant to the Amended and Restated Credit Agreement, dated as of April 16, 2008 (as amended, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement” and, as amended by this Fifth Amendment and as the same may be further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders party thereto, and The Bank of Nova Scotia, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), the Lenders have made commitments to extend certain credit facilities to the Borrower; and

WHEREAS, the Borrower has requested that the Lenders agree to amend certain provisions of the Existing Credit Agreement as more specifically set forth herein, in each case upon the terms and conditions contained in this Fifth Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the agreements herein contained, the parties hereby agree as follows:

PART I

DEFINITIONS

SUBPART 1.1 Certain Definitions. Unless otherwise defined herein or the context otherwise requires, the following terms used in this Fifth Amendment, including its preamble and recitals, have the following meanings:

“Administrative Agent” is defined in the recitals.

“Borrower” is defined in the preamble.

“Credit Agreement” is defined in the recitals.

“Existing Credit Agreement” is defined in the recitals.

“Lenders” is defined in the preamble.

“Fifth Amendment” is defined in the preamble.

“Fifth Amendment Effective Date” is defined in Subpart 5.1.

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“Released Cash” is defined in Subpart 3.1.

SUBPART 1.2 Other Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Fifth Amendment, including its preamble and recitals, have the meanings provided in the Credit Agreement.

PART II

AMENDMENTS TO EXISTING CREDIT AGREEMENT

Effective on (and subject to the occurrence of) the Fifth Amendment Effective Date, the Existing Credit Agreement is hereby amended in accordance with this Part II. Except as so amended, the Existing Credit Agreement and the other Loan Documents shall continue in full force and effect.

SUBPART 2.1 Amendments to Section 1.1. Section 1.1 of the Existing Credit Agreement is hereby amended as follows:

(a) by inserting the following defined terms in the appropriate alphabetical sequence:

“Fifth Amendment” means the Fifth Amendment to Credit Agreement, dated as of June 29, 2009, among the Borrower and the Lenders party thereto.

“Fifth Amendment Effective Date” has the meaning set forth in the Fifth Amendment.

(b) by amending and restating the following defined term to read as follows:

“Term I Loan Commitment Amount” means (i) on any date prior to the Fifth Amendment Effective Date, $140,000,000, and (ii) on the Fifth Amendment Effective Date, $38,337,465.11.

(c) by amending and restating clause (a) of the definition “Retained Proceeds” to read as follows:

(a) the aggregate cumulative sum for each Fiscal Year commencing with the 2009 Fiscal Year of 65% of Excess Cash Flow for such Fiscal Year; provided that all applicable repayments under clause (e) of Section 3.1.1 for such Fiscal Year have been made;

(d) by deleting the following definitions in their entirety: “CRO”, “Current Assets”, “Current Liabilities”, “Current Ratio”, “Financial Advisor”, “Interest Coverage Ratio”, “Leverage Ratio”, “Net Worth” and “Total Net Debt”.

SUBPART 2.2 Amendment to Section 3.1.1. Clause (e) of Section 3.1.1 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

(e) Within 100 days after the close of each Fiscal Year (beginning with the close of the 2009 Fiscal Year), the Borrower shall make a mandatory prepayment of the Loans in an amount equal to 35% of the Excess Cash Flow (if any) for such Fiscal Year.

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SUBPART 2.3 Amendment to Section 3.3.3. Section 3.3.3 of the Existing Credit Agreement is hereby amended by deleting the text “Upon the Fourth Amendment Effective Date, and on each July 1 and January 1 occurring thereafter” and inserting the text “On each January 1 and July 1 of each year (other than on (or with respect to) July 1, 2009) and on September 15, 2009” in lieu thereof.

SUBPART 2.4 Amendment to Section 4.7. Clause (c) of Section 4.7 of the Existing Credit Agreement is hereby deleted in its entirety.

SUBPART 2.5 Amendments to Section 7.1.1. Clause (w) of Section 7.1.1 of the Existing Credit Agreement is hereby amended by deleting the text “(which shall be compiled with assistance from the CRO)” and clause (x) of Section 7.1.1 of the Existing Credit Agreement is hereby amended by deleting the text: “, and shall cause the CRO, to”.

SUBPART 2.6 Amendment to Section 7.1.15. Section 7.1.15 of the Existing Credit Agreement is hereby deleted in its entirety and replaced with the text “Reserved.”

SUBPART 2.7 Amendment to Section 7.1.16. Section 7.1.16 of the Existing Credit Agreement is hereby deleted in its entirety and replaced with the text “Reserved.”

SUBPART 2.8 Amendments to Section 7.2.4. Clauses (c) and (e) of Section 7.2.4 of the Existing Credit Agreement are each hereby deleted in their entirety and replaced with the text “Reserved;”.

SUBPART 2.9 Amendment to Section 7.2.4. Section 7.2.4 of the Existing Credit Agreement is hereby further amended by adding the following clause (h) at the end thereof to read as follows:

(h) from January 15, 2009 through January 15, 2010 the Borrower’s aggregate Capital Expenditures and Exploration Costs shall not exceed $75,000,000.

SUBPART 2.10 Amendment to Section 7.2.6. The last paragraph of Section 7.2.6 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

Notwithstanding anything to the contrary contained in the Credit Agreement, from (and including) the Fifth Amendment Effective Date to (and including) the date on which the Term I Loan is repaid in full, the Borrower shall not make any dividends or other Restricted Payments in cash on any class of Capital Securities of the Borrower or any of its wholly-owned Subsidiaries (including (i) the Convertible Preferred Stock, (ii) the Borrower’s outstanding 6.5% Mandatory Convertible Preferred Stock (if any) and (iii) the Designated Preferred Stock); provided, however, if any of the foregoing dividends or other Restricted Payments would consist of fractional shares, such dividends or other Restricted Payments may be made in cash (but in an amount not greater than the amount such fractional shares represent).

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SUBPART 2.11 Amendment to Section 10.3. Section 10.3 of the Existing Credit Agreement is hereby amended by deleting the text “and (z) the retention of the Financial Advisor” and inserting the text “and (z) the retention of any financial advisor” in lieu thereof.

SUBPART 2.12 Amendment to Section 10.20. Section 10.20 of the Existing Credit Agreement is hereby amended by deleting the text “, including, without limitation, the Financial Advisor” in clause (c) thereof and inserting the text “, including, without limitation, any financial advisor” in lieu thereof.

SUBPART 2.13 Amendments to Third and Fourth Amendments. Subpart 2.15 of the Third Amendment and Subpart 2.7 of the Fourth Amendment are each hereby deleted in their entirety.

SUBPART 2.14 Other. Solely for the purposes of (i) the definition of “Designated Preferred Stock” (and the provisions in which such definition is used to the extent such provisions directly relate to such definition) contained in Section 1.1 of the Credit Agreement, (ii) the definition of “Permitted Acquisition” (and the provisions in which such definition is used to the extent such provisions directly relate to such definition) contained in Section 1.1 of the Credit Agreement, (iii) clause (d) of Section 3.1.1, (iv) Article VII of the Credit Agreement (other than Section 7.1.1(c) and (d), Section 7.2.2(e), Section 7.2.5(d), Section 7.2.5(e)(i), Section 7.2.5(h)(ii) and Section 7.2.5(l)) and (v) Section 10.11 of the Credit Agreement, the parties hereto agree that as consideration for the amendments set forth herein, an Event of Default will be deemed to exist from (and including) the Third Amendment Effective Date to the Fifth Amendment Effective Date and from (and including) January 15, 2010 and for all times thereafter. Non-compliance by the Obligors with this covenant shall be an automatic Event of Default.

PART III

WAIVERS

SUBPART 3.1 Waivers to Loan Documents. Effective on (and subject to the occurrence of) the Fifth Amendment Effective Date, the Lenders hereby waive the Borrower’s obligation to make a mandatory prepayment, pursuant to Section 3.1.1(f) of the Credit Agreement, but solely with respect to the approximately $4,700,000 cash released or to be released by Travelers Casualty and Surety Company of America (“Released Cash”) from its security interest in respect of the items listed on Schedule 3.1 hereto (provided that such waiver is only applicable to the portion of Released Cash that is made subject to a Lien described in Section 7.2.3(g)(ii) of the Credit Agreement within 180 days of the Fifth Amendment Effective Date (or such later date as agreed to by the Lenders) and any portion of Released Cash that is not subjected to such a Lien within such period shall be used to repay the Term I Loans in accordance with Section 3.1.1(f) of the Credit Agreement).

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PART IV

AFFIRMATION AND CONSENT

SUBPART 4.1 Affirmation and Consent. Each of the Obligors (other than the Borrower) confirms that it has received a copy of this Fifth Amendment and restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement and the other Loan Documents to which it is a party, effective as of the date hereof, after giving effect to this Fifth Amendment.

PART V

CONDITIONS TO EFFECTIVENESS

SUBPART 5.1 Amendment Effective Date. This Fifth Amendment shall be and become effective as of the date hereof (the “Fifth Amendment Effective Date”) when all of the conditions set forth in this Part V shall have been satisfied.

SUBPART 5.2 Execution of Counterparts of Fifth Amendment. The Administrative Agent shall have received counterparts satisfactory to the Administrative Agent of this Fifth Amendment, which collectively shall have been duly executed on behalf of the Borrower, each of the other Obligors and each Lender.

SUBPART 5.3 Authority Documents. The Administrative Agent shall have received the following:

(a) Certificate of Incorporation, Etc. Copies of the certificate of incorporation or other charter or formation documents of the Borrower, certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state of its incorporation.

(b) Bylaws. A copy of the bylaws of the Borrower, certified by an Authorized Officer of the Borrower as of the Fifth Amendment Effective Date to be true and correct and in force and effect as of such date.

(c) Incumbency. An incumbency certificate of the Borrower, certified by a secretary or assistant secretary to be true and correct as of the Fifth Amendment Effective Date, in form and substance satisfactory to Administrative Agent.

SUBPART 5.4 Opinion of Counsel. The Administrative Agent shall have received an opinion, dated the Fifth Amendment Effective Date and addressed to the Administrative Agent and all Lenders, from K&L Gates LLP, counsel to the Obligors, in form and substance satisfactory to the Administrative Agent.

SUBPART 5.5 Representations and Warranties. The representations and warranties contained in Subpart 6.4 shall be true and correct in all material respects on and as of the date hereof and as of the Fifth Amendment Effective Date.

SUBPART 5.6 Fee Letter. The payment by the Borrower of the amendment fees payable to each of The Bank of Nova Scotia and ING Capital LLC, pursuant to the Fifth Amendment Fee Letter.

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SUBPART 5.7 Prepayment of Term I Loan. The Administrative Agent shall have received from the Borrower, a voluntary prepayment of the Term I Loan in the aggregate amount of $18,159,851.90 and applied the proceeds thereof in accordance with the Prepayment Notice delivered in connection therewith.

SUBPART 5.8 Costs and Expenses, etc. The Administrative Agent shall have received for its account and the account of each Lender, all fees, costs and expenses due and payable pursuant to Section 10.3 of the Credit Agreement, if then invoiced, and any and all other Loan Documents.

PART VI

MISCELLANEOUS

SUBPART 6.1 Cross-References. References in this Fifth Amendment to any Part or Subpart are, unless otherwise specified, to such Part or Subpart of this Fifth Amendment.

SUBPART 6.2 Instrument Pursuant to Existing Credit Agreement. This Fifth Amendment is a Loan Document executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Existing Credit Agreement.

SUBPART 6.3 References in Other Loan Documents. At such time as this Fifth Amendment shall become effective pursuant to the terms of Part V, all references in the Loan Documents to the “Credit Agreement” shall be deemed to refer to the Credit Agreement as amended by this Fifth Amendment.

SUBPART 6.4 Representations and Warranties of the Borrower. The Borrower hereby represents and warrants that (a) it has the requisite power and authority to execute, deliver and perform this Fifth Amendment, (b) it is duly authorized to, and has been authorized by all necessary action, to execute, deliver and perform this Fifth Amendment, (c) the representations and warranties contained in Article VI of the Credit Agreement are true and correct in all material respects on and as of the date hereof as though made on and as of such date (except for those which expressly relate to an earlier date) and after giving effect to the amendments contained herein and (d) no Default or Event of Default exists under the Credit Agreement on and as of the date hereof after giving effect to the amendments contained herein.

SUBPART 6.5 Counterparts. This Fifth Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of executed counterparts of this Fifth Amendment by telecopy or other electronic transmission shall be effective as an original and shall constitute a representation that an original will be delivered.

SUBPART 6.6 Full Force and Effect; Limited Amendment. Except as expressly amended or waived hereby, all of the representations, warranties, terms, covenants, conditions and other provisions of the Existing Credit Agreement and the Loan Documents shall remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. The amendments set forth herein shall be limited precisely as provided

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for herein to the provisions expressly amended herein and shall not be deemed to be an amendment to, waiver of, consent to or modification of any other term or provision of the Existing Credit Agreement or any other Loan Document or of any transaction or further or future action on the part of any Obligor which would require the consent of the Lenders under the Existing Credit Agreement or any of the Loan Documents.

SUBPART 6.7 Waiver and Release. Each Obligor acknowledges (for itself and its Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) that the Secured Parties have complied with all of their obligations and duties under the Credit Agreement and other Loan Documents through the date hereof and that, accordingly, no Obligor has any claims or causes of action against the Secured Parties in any manner relating thereto. In furtherance of the foregoing, each Obligor desires (and the Secured Parties agree) to eliminate any possibility that any past conditions, acts, omissions, events or circumstances would impair or otherwise adversely affect the Secured Parties’ rights, interests, security and/or remedies under the Credit Agreement and the other Loan Documents. Accordingly, for and in consideration of the agreements contained in this Fifth Amendment and other good and valuable consideration, each Obligor (for itself and its Subsidiaries and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the “Releasors”) does hereby fully, finally, unconditionally and irrevocably release and forever discharge the Secured Parties and each of their respective Affiliates, officers, directors, employees, attorneys, consultants and agents (collectively, the “Released Parties”) from any and all debts, claims, obligations, damages, costs, attorneys’ fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done, arising out of, connected with or related in any way to the Credit Agreement or any other Loan Document, or any act, event or transaction related or attendant thereto, or the agreements of the Secured Parties contained therein, or the possession, use, operation or control of any of the assets of any or all of the Obligors, or the making of any Loans or other advances, or the management of such Loans or advances or the Collateral (as defined in the Pledge Agreement and the Security Agreement, as applicable).

SUBPART 6.8 Governing Law. THIS FIFTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SUBPART 6.9 Successors and Assigns. This Fifth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

[SIGNATURES FOLLOW]

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Each of the parties hereto has caused a counterpart of this Fifth Amendment to be duly executed and delivered as of the date first above written.

BORROWER:	HECLA MINING COMPANY,
a Delaware corporation

	By:	/s/ Phillips S. Baker
	Name:	Phillips S. Baker, Jr.
	Title:	President and CEO

OTHER OBLIGORS:
BURKE TRADING INC.,
a Delaware corporation

	By:	/s/ Phillips S. Baker
	Name:	Phillips S. Baker, Jr.
	Title:	President

HECLA ADMIRALTY COMPANY,
a Delaware corporation

	By:	/s/ Ronald W. Clayton
	Name:	Ronald W. Clayton
	Title:	Vice President

HECLA ALASKA LLC,
a Delaware limited liability company

	By:	Hecla Limited,
its Managing Member

	By:	/s/ Ronald W. Clayton
	Name:	Ronald W. Clayton
	Title:	President

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HECLA GREENS CREEK MINING COMPANY, a Delaware corporation

By:	/s/ Phillips S. Baker
Name:	Phillips S. Baker, Jr.
Title:	President

HECLA JUNEAU MINING COMPANY, a Delaware corporation

By:	/s/ Phillips S. Baker
Name:	Phillips S. Baker, Jr.
Title:	President

HECLA LIMITED, a Delaware corporation

By:	/s/ Ronald W. Clayton
Name:	Ronald W. Clayton
Title:	President

SILVER HUNTER MINING COMPANY (f/k/a Hecla Merger Company), a Delaware corporation

By:	/s/ James A. Sabala
Name:	James A. Sabala
Title:	Vice President

RIO GRANDE SILVER, INC.,
a Delaware corporation

By:	/s/ James A. Sabala
Name:	James A. Sabala
Title:	Vice President

HECLA SILVER VALLEY, INC.,
a Delaware corporation

By:	/s/ James A. Sabala
Name:	James A. Sabala
Title:	Vice President

COCA MINES, INC., a Colorado corporation

By:	/s/ Michael L. Clary
Name:	Michael L. Clary
Title:	Vice President

MWCA, INC., an Idaho corporation

By:	/s/ Ronald W. Clayton
Name:	Ronald W. Clayton
Title:	President

NEVADA MINE PROPERTIES, INC., a Nevada corporation

By:	/s/ Michael L. Clary
Name:	Michael L. Clary
Title:	Vice President

CREEDE RESOURCES, INC., a Colorado corporation

By:	/s/ Michael L. Clary
Name:	Michael L. Clary
Title:	Vice President

THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/ Ray Clarke
Name:	Ray Clarke
Title:	Managing Director

By:	/s/ Bob Deol
Name:	Bob Deol
Title:	Associate Director

ING CAPITAL LLC, as a Lender

By:	/s/ Remko van de Water
Name:	Remko van de Water
Title:	Director